Exhibit 99.1

Contacts:

Investor Relations:	Eric J. Shick
Vice President, Investor Relations
(908) 277-8413

Media Relations:	Scott T. Lowry
Vice President and Treasurer
(908) 277-8365

BARD ANNOUNCES FOURTH QUARTER RESULTS

REVENUE UP 6 PERCENT AS REPORTED,

7 PERCENT EXCLUDING FOREIGN EXCHANGE

MURRAY HILL, NJ — (January 31, 2011) — C. R. Bard, Inc. (NYSE: BCR) today reported 2010 fourth quarter financial results. Fourth quarter 2010 net sales were $717.1 million, an increase of 6 percent over the prior-year period. Excluding the impact of foreign exchange, fourth quarter 2010 net sales increased 7 percent over the prior-year period.

For the fourth quarter 2010, net sales in the U.S. were $490.3 million and net sales outside the U.S. were $226.8 million, an increase of 6 percent and 5 percent, respectively, over the prior-year period. Excluding the impact of foreign exchange, fourth quarter 2010 net sales outside the U.S. increased 8 percent over the prior-year period.

Net sales for the full year 2010 were $2,720.2 million, an increase of 7 percent over the prior-year period. Excluding the impact of foreign exchange, full year 2010 net sales increased 7 percent over the prior-year period.

For the fourth quarter 2010, net income attributable to common shareholders was $136.2 million and diluted earnings per share available to common shareholders were $1.47, an increase of 29 percent and 36 percent, respectively, as compared to fourth quarter 2009 results. Adjusting for items that affect comparability between periods as detailed in the tables below, fourth quarter 2010 net income attributable to common shareholders was $143.4 million and diluted earnings per share available to common shareholders were $1.54, an increase of 5 percent and 11 percent, respectively, as compared to fourth quarter 2009 results.

For the full year 2010, net income attributable to common shareholders was $509.2 million and diluted earnings per share available to common shareholders were $5.32, an increase of 11 percent and 16 percent, respectively, as compared to full year 2009 results. Adjusting for items that affect comparability between periods, full year 2010 net income attributable to common shareholders was $535.7 million and diluted earnings per share available to common shareholders were $5.60, an increase of 5 percent and 10 percent, respectively, as compared to full year 2009 results.

Timothy M. Ring, chairman and chief executive officer, commented, “In 2010, we achieved another year of solid results in a challenging environment. Bard continued to drive revenue growth through innovation, providing clinicians with differentiated products to better meet the needs of patients. We reached record levels of organic research and development, business development, gross margin, and sales-force deployment, all key components of our growth strategy. Once again, we delivered strong EPS growth while investing and building for our future.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our September 30, 2010 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Net sales	$717,100	$676,900	$2,720,200	$2,534,900
Costs and expenses
Cost of goods sold	263,700	255,200	1,020,000	959,000
Marketing, selling and administrative expense	204,700	184,000	759,800	682,500
Research and development expense	52,200	58,500	185,400	179,600
Interest expense	3,800	2,800	12,700	11,800
Other (income) expense, net	15,900	13,000	24,600	30,500

Total costs and expenses	540,300	513,500	2,002,500	1,863,400

Income from operations before income taxes	176,800	163,400	717,700	671,500

Income tax provision	40,600	57,600	208,100	210,100

Net income	136,200	105,800	509,600	461,400

Net (loss) income attributable to noncontrolling interest	—	(100)	400	1,300

Net income attributable to common shareholders	$136,200	$105,900	$509,200	$460,100

Basic earnings per share available to common shareholders	$1.48	$1.09	$5.39	$4.66

Diluted earnings per share available to common shareholders	$1.47	$1.08	$5.32	$4.60

Wt. avg. common shares outstanding - basic	90,800	96,200	93,400	97,700

Wt. avg. common and common equivalent shares outstanding - diluted	92,000	97,400	94,600	99,000

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended December 31,				Twelve Months Ended December 31,
	2010	2009	Change	Constant Currency	2010	2009	Change	Constant Currency
Vascular	$205,300	$181,400	13%	16%	$755,900	$681,500	11%	11%
Urology	185,100	185,300	—	—	718,100	700,300	3%	2%
Oncology	189,200	178,900	6%	6%	724,800	678,700	7%	6%
Surgical Specialties	114,600	108,700	5%	6%	434,600	387,800	12%	12%
Other	22,900	22,600	1%	2%	86,800	86,600	—	—

Net sales	$717,100	$676,900	6%		$2,720,200	$2,534,900	7%

Foreign exchange impact		(6,000)				7,300

Constant Currency	$717,100	$670,900		7%	$2,720,200	$2,542,200		7%

Reconciliation of Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended December 31, 2010
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders (1)

GAAP Basis	$263.7	$204.7	$52.2	$15.9	$40.6	$136.2	$1.47
Items that affect comparability of results between periods:
Acquisition related items	(0.4)	(0.1)	(2.1)	—	0.6	2.0
Restructuring charge	—	—	—	(16.7)	5.3	11.4
Tax item	—	—	—	—	6.2	(6.2)

Total	(0.4)	(0.1)	(2.1)	(16.7)	12.1	7.2	0.08

Adjusted Basis	$263.3	$204.6	$50.1	$(0.8)	$52.7	$143.4	$1.54

	Quarter Ended December 31, 2009
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders (1)

GAAP Basis	$255.2	$184.0	$58.5	$13.0	$57.6	$105.9	$1.08
Items that affect comparability of results between periods:
Acquisition related items	(0.3)	(1.6)	(13.4)	(3.2)	4.7	13.8
Asset disposition	—	—	—	(2.7)	1.0	1.7
Insurance settlement charge	—	—	—	(25.0)	0.5	24.5
Insurance recovery	—	—	—	18.0	(6.8)	(11.2)
Tax item	—	—	—	—	(2.1)	2.1

Total	(0.3)	(1.6)	(13.4)	(12.9)	(2.7)	30.9	0.32

Adjusted Basis	$254.9	$182.4	$45.1	$0.1	$54.9	$136.8	$1.39

	Twelve Months Ended December 31, 2010
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders

GAAP Basis	$1,020.0	$759.8	$185.4	$24.6	$208.1	$509.2	$5.32
Items that affect comparability of results between periods:
Acquisition related items	(3.2)	(5.7)	(2.6)	(9.3)	4.7	16.1
Write-down of receivables	—	(3.8)	—	—	—	3.8
Restructuring charge	—	—	—	(16.7)	5.3	11.4
Tax items	—	—	—	—	4.8	(4.8)

Total	(3.2)	(9.5)	(2.6)	(26.0)	14.8	26.5	0.28

Adjusted Basis	$1,016.8	$750.3	$182.8	$(1.4)	$222.9	$535.7	$5.60

	Twelve Months Ended December 31, 2009
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders

GAAP Basis	$959.0	$682.5	$179.6	$30.5	$210.1	$460.1	$4.60
Items that affect comparability of results between periods:
Acquisition related items	(0.4)	(2.4)	(15.7)	(3.2)	4.8	16.9
Asset dispositions	(1.2)	—	—	(7.2)	1.5	6.9
Insurance settlement charge	—	—	—	(25.0)	0.5	24.5
Insurance recovery	—	—	—	18.0	(6.8)	(11.2)
Restructuring charge	—	—	—	(15.4)	5.2	10.2
Tax item	—	—	—	—	(2.1)	2.1

Total	(1.6)	(2.4)	(15.7)	(32.8)	3.1	49.4	0.49

Adjusted Basis	$957.4	$680.1	$163.9	$(2.3)	$213.2	$509.5	$5.09

(1) Total per share amounts may not add due to rounding.

Notes to Reconciliation of Earnings

•

For the fourth quarter 2010, the following items affected the comparability of results between periods: (i) a charge of $2.6 million pre-tax for acquisition related items including purchased research and development, transaction costs, which consisted primarily of legal and valuation costs, and purchase accounting adjustments; (ii) a charge of $16.7 million pre-tax for restructuring; and (iii) a decrease of $6.2 million in the income tax provision associated with the completion of certain foreign tax examinations, and the expiration of statutes of limitations in foreign jurisdictions. The net effect of these items decreased net income attributable to common shareholders by $7.2 million, or $0.08 diluted earnings per share available to common shareholders.

•

For the fourth quarter 2009, the following items affected the comparability of results between periods: (i) a charge of $18.5 million pre-tax for acquisition related items including purchased research and development, transaction costs, which consisted primarily of legal and valuation costs, purchase accounting adjustments and integration costs; (ii) a charge of $2.7 million pre-tax for an asset disposition; (iii) a charge of $25.0 million pre-tax related to an insurance settlement; (iv) a gain of $18.0 million pre-tax for an insurance recovery; and (v) an increase of $2.1 million in the income tax provision resulting from a tax assessment that related to prior periods. The net effect of these items decreased net income attributable to common shareholders by $30.9 million, or $0.32 diluted earnings per share available to common shareholders.

•

For the twelve months ended December 31, 2010, the following items affected the comparability of results between periods: (i) a charge of $20.8 million pre-tax for acquisition related items including purchased research and development, transaction costs, which consisted primarily of legal and valuation costs, purchase accounting adjustments and integration costs; (ii) a charge of $3.8 million pre-tax for the write-down of public hospital receivables in Greece; (iii) a charge of $16.7 million pre-tax for restructuring; and (iv) a net decrease of $4.8 million in the income tax provision, including a decrease of $10.4 million due to a remeasurement of certain tax positions related to the completion of the IRS examinations of the tax years 2003 and 2004, the completion of certain foreign tax examinations, and the expiration of statutes of limitations in foreign jurisdictions, offset by an increase of $5.6 million due to cash repatriation of certain foreign earnings as a result of new tax legislation. The net effect of these items decreased net income attributable to common shareholders by $26.5 million, or $0.28 diluted earnings per share available to common shareholders.

•

For the twelve months ended December 31, 2009, the following items affected the comparability of results between periods: (i) a charge of $21.7 million pre-tax for acquisition related items including purchased research and development, transaction costs, which consisted primarily of legal and valuation costs, purchase accounting adjustments and integration costs; (ii) a charge of $8.4 million pre-tax for asset dispositions; (iii) a charge of $25.0 million pre-tax related to an insurance settlement; (iv) a gain of $18.0 million pre-tax for an insurance recovery; (v) a charge of $15.4 million pre-tax for restructuring; and (vi) an increase of $2.1 million in the income tax provision resulting from a tax assessment that related to prior periods. The net effect of these items decreased net income attributable to common shareholders by $49.4 million, or $0.49 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding charges for an asset disposition and acquisition related items; (2) marketing, selling and administrative expense excluding charges for acquisition related items and the write-down of public hospital receivables in Greece; (3) research and development expense excluding acquisition related items; (4) other (income) expense, net, excluding charges for restructuring, acquisition related items, asset dispositions, an insurance settlement, and a gain related to an insurance recovery; (5) income tax provision excluding a decrease due to reductions of certain tax positions and excluding an increase resulting from a cash repatriation of certain foreign earnings, and the tax effect of the items set forth in (1) through (4) above; (6) net income attributable to common shareholders excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above.

The company excluded the items described above because they may cause certain statements of income categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported these non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Earnings per Share Numerator (1): GAAP Basis - basic and diluted
Net income attributable to common shareholders	$136,200	$105,900	$509,200	$460,100
Less: Income allocated to participating securities	1,400	1,100	5,500	5,000

Net income available to common shareholders	$134,800	$104,800	$503,700	$455,100

Earnings per Share Numerator (1): Adjusted Basis - diluted
Net income attributable to common shareholders	$143,400	$136,800	$535,700	$509,500
Less: Income allocated to participating securities	1,500	1,300	5,800	5,400

Net income available to common shareholders	$141,900	$135,500	$529,900	$504,100

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	90,800	96,200	93,400	97,700

Wt. avg. common and common equivalent shares outstanding - diluted	92,000	97,400	94,600	99,000

Earnings per Share: GAAP Basis
Basic earnings per share available to common shareholders	$1.48	$1.09	$5.39	$4.66

Diluted earnings per share available to common shareholders	$1.47	$1.08	$5.32	$4.60

Earnings per Share: Adjusted Basis
Diluted earnings per share available to common shareholders	$1.54	$1.39	$5.60	$5.09

(1)    Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of net income attributable to common shareholders less income allocated to participating securities.